UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 5, 2014
Date of report (Date of earliest event reported)

SurModics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

(952) 500-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 5, 2014, SurModics, Inc. (the “Company”) entered into a First Amendment to Credit Agreement (the “Amendment”) with Wells Fargo Bank, N.A. (“Wells Fargo”), amending and modifying the secured revolving line of credit governed by that certain Credit Agreement by and between the Company and Wells Fargo, dated as of November 4, 2013.  The Amendment increases the size of stock repurchases that may be effected by the Company without the consent of Wells Fargo to $30,000,000 following the effective date of the Amendment. No borrowings have yet been made under the credit facility.

The foregoing description is qualified in its entirety by reference to the First Amendment to Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02	Results of Operations And Financial Condition.

On November 6, 2015, the Company issued a press release announcing the results for the quarter ended September 30, 2014. A copy of the full text of the Press Release is furnished as Exhibit 99.1 to this report.

The information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

On November 5, 2014, the Company’s Board of Directors authorized it to repurchase up to $30 million of the Company’s outstanding common stock. Under the share repurchase program, repurchases may be effected through open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, tender offers, or by any combination of such methods. The share repurchase program does not have a fixed expiration date.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
10.1	First Amendment to Credit Agreement dated November 5, 2014, by and between SurModics, Inc., and Wells Fargo Bank, National Association

99.1	Press Release dated November 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.

Date:	November 6, 2014	/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
Vice President Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	First Amendment to Credit Agreement dated November 5, 2014, by and between SurModics, Inc., and Wells Fargo Bank, National Association

99.1	Press Release dated November 6, 2014